SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 5, 2024

ORGANIC AGRICULTURAL COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Nevada	0-56168	82-5442097
(State of other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Room G504, Building 3, Kejichuangxincheng Chuangxinchuangye Plaza, High and New Technology Industrial Development District, Harbin City, Heilongjiang Province, China 150090
(Address of principal executive offices) (Zip Code)

86 (0451) 5152-7001
(Registrant’s telephone number including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	None	Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant

On March 5, 2024 Wu Zhiwei acquired a controlling interest in Organic Agricultural Company Limited (the “Registrant”). As a result of transactions made on or before that day, Wu Zhiwei now has voting control over 34,180,800 common shares, representing 36.86% of the Registrant’s outstanding common stock, which is the only class of voting stock of the Registrant. Mr. Wu’s voting control of the Registrant is constituted of:

●	9,000,000 shares owned of record by Heilongjiang Chuangyi Agriculture Co., Ltd. (“Chuangyi”). Wu Zhiwei owns 60% of the registered equity in Chuangyi and is the Legal Representative and CEO of Chuangyi. Chuangyi purchased the 9,000,000 shares from the Registrant in November 2022 in exchange for Chuangyi’s commitment to pay the Registrant 5,670,000 Renminbi (U.S $792,000). To date, Chuangyi has paid $174,604 towards the purchase price and promised to pay the remainder of the purchase price no later than October 16, 2024. The source of the funds paid by Chuangyi has been its working capital.

●	15,000,000 shares purchased by Wu Zhiwei from Hao Shuping on March 5, 2024 for a purchase price of 1,500,000 Renminbi (U.S.$211,208) cash paid from Wu Zhiwei’s personal funds.

●	10,180,800 shares owned of record by Hao Shuping, regarding which Hao Shuping and Wu Zhiwei entered into a Consensus Action Agreement (the “CAA”) on March 5, 2024. Pursuant to the CAA, Hao Shuping has entrusted voting control over his shares to Wu Zhiwei and has committed to sell none of his shares without written consent of Wu Zhiwei. The CAA will remain effective while Hao Shuping retains ownership of any of the 10,180,800 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC AGRICULTURAL COMPANY LIMITED

Dated: March 11, 2024	By:	/s/ Wu Zhiwei
Wu Zhiwei
Chief Executive Officer

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